Exhibit 99.1

Rackspace Technology Taps Industry Veteran Amar Maletira

As President & Chief Financial Officer

Company preannounces double-digit 3Q revenue growth

SAN ANTONIO, Texas, October 21, 2020 – Rackspace Technology (Nasdaq: RXT) announces today the appointment of services industry veteran Amar Maletira as President and Chief Financial Officer, effective November 23, 2020. Current CFO Dustin Semach has resigned to take a new career opportunity. Semach will stay through the company’s 3rd quarter earnings report and transition to Maletira thereafter.

Maletira joins Rackspace Technology from VIAVI Solutions, Inc. where he was Executive Vice President and CFO. Maletira brings with him an extensive background in corporate finance, strategic planning, M&A, and risk management. During Maletira’s tenure at VIAVI, the company’s market capitalization more than doubled, surpassing S&P 500 growth over the same period. In 2019, Maletira was ranked #1 CFO in TMT Mid-Cap by analysts and investors surveyed by Institutional Investor Magazine.

“I am thrilled to welcome Amar to Rackspace Technology and be back together with him to build upon our proven winning partnership,” said Kevin Jones, CEO, Rackspace Technology. “Amar’s five-year incredible track record as public company CFO coupled with his services experience and strategic thinking are winning elements to our growth agenda and value creation for our shareholders and customers.”

Jones adds, “I want to take this opportunity to thank my partner Dustin for his key role in helping pivot the company and his leadership through our IPO. I wish him all the best.”

“I can’t imagine a more exciting time to join Rackspace Technology,” said Maletira. “The company is uniquely poised to accelerate as the leading pure play multicloud solutions provider. I am looking forward to working again with Kevin and his executive team to lead the company’s financial direction as we execute our growth strategy.”

Maletira has more than 27 years of experience in the technology industry. Prior to serving as EVP and CFO of VIAVI, Maletira held a series of senior executive positions at Hewlett Packard Co. including CFO for Americas Enterprise Services, CFO for Application services, and Director of Investor Relations. Prior to HP, he led sales teams at Siemens and HCL in India. He received his undergraduate degree in Engineering from Karnataka University in India, and an MBA from the Ross School of Business at the University of Michigan.

Third Quarter Financial Update

Kevin Jones added, “The preliminary third quarter estimates provided today demonstrate that Rackspace Technology continues to execute well and capitalize on the tectonic shift to the cloud that is occurring around the world. We expect double-digit year-over-year revenue growth, and in particular, double digit year-over-year Pro-Forma Core Revenue growth, which we achieved well ahead of schedule. In addition, Adjusted Earnings Per Share and Adjusted EBITDA are also expected to be up compared to last year’s third quarter. We believe we are ahead of schedule with key financial metrics and milestones that we have provided investors, and we will address the impact on 2020 guidance when we announce third quarter earnings in mid-November.”

The company is reaffirming its financial guidance for the full year 2020 and based on preliminary financial data is providing preliminary estimates of selected financial metrics for the third quarter:

	Three Months Ended September 30, 2020
	Low (Estimated)	High (Estimated)
Unaudited, in millions, except per share data and percentages
Consolidated Statement of Operations data:
Revenue	$681	$683
Net loss	$(108)	$(88)

Other Financial and Operating Data:
Year over year revenue growth	13%	14%
Year over year revenue growth on constant currency basis assuming acquisition of Onica as of January 1, 2019	6%	7%

Core Revenue (a)	$625	$627
Year over year Core Revenue growth	17%	18%
Year over year Core Revenue growth on constant currency basis assuming acquisition of Onica as of January 1, 2019	9%	11%

GAAP net loss per share diluted	$(0.58)	$(0.47)
Adjusted Earnings per Share (b)	$0.17	$0.19
Adjusted EBITDA(b)	$189	$191

(a)	Revenue from our Core Segments (“Core Revenue”), comprised of Multicloud Services and Apps & Cross Platform.
(b)

Adjusted Earnings Per Share and Adjusted EBITDA are non-GAAP financial measures. For important information regarding our presentation of Adjusted Earnings Per Share and Adjusted EBITDA see the Non-GAAP Financial Measures section.

The Company has provided ranges, rather than specific amounts, for the preliminary results described above primarily because it is still in the process of finalizing its financial results for the three months ended September 30, 2020, and as a result, the information above may vary materially from the preliminary estimates. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with generally accepted accounting principles in the United States (“GAAP”) are provided in the Non-GAAP Financial Measures section below.

Full-year 2020 Financial Outlook

	Low (Estimated)	High (Estimated)
Consolidated revenue growth, Year-over-Year in constant currency	9.0%	10%
Core Revenue growth, Year-over-Year in constant currency	12.5%	13.5%
Adjusted EBITDA	$756 million	$760 million
Adjusted Earnings Per Share	$0.75	$0.81

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in the Non-GAAP Financial Measures section below. Rackspace Technology has not reconciled Consolidated revenue growth, Year-over-Year in constant currency or Core Revenue growth, Year-over-Year in constant currency guidance to the most directly comparable GAAP measures because it does not provide guidance on forward-looking foreign exchange rates given their potential variability, which could be significant. Further, Rackspace Technology has not reconciled Adjusted EBITDA or Adjusted Earnings Per Share guidance to the most directly comparable GAAP measure because it does not provide guidance on GAAP net income (loss) or the reconciling items between Adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as share-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. With respect to Adjusted EBITDA and Adjusted Earnings Per Share guidance, adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, but the impact of such adjustments could be significant.

Conference Call Details:

Rackspace Technology will host a conference call with investors at 4:30 pm eastern time on October 21, 2020 to discuss today’s announcement. To join please visit:

https://rackspace.zoom.us/j/96559590462?pwd=N2RKK3dLYTRXVUZjK3lucC9KUnN0UT09

Password: 661430

Or iPhone one-tap (US Toll): +13462487799,96559590462# or +12532158782,96559590462#

Or via telephone:

+1 408 638 0968 (US Toll)

+1 646 558 8656 (US Toll)

+61 (0) 2 8015 2088 (Australia Toll)

+49 (0) 30 3080 6188 (Germany Toll)

+852 5808 6088 (Hong Kong Toll)

+52 554 161 4288 (Mexico Toll)

+31 (0) 20 241 0288 (Netherlands Toll)

+41 (0) 31 528 0988 (Switzerland Toll)

+44 (0) 20 3695 0088 (United Kingdom Toll)

+1 647 374 4685 (Canada)

Webinar ID: 965 5959 0462

Additional international numbers are also available at: https://rackspace.zoom.us/u/asIUoAgpF

If you have issues or questions about Zoom during the meeting, please email zoom@rackspace.com.

Rackspace Technology is a member of NASDAQ trading under the symbol of RXT. An industry multicloud leader, the company operates in 120 countries around the world, spanning three regions, Asia Pacific & Japan, Europe, Middle East & Africa, and the Americas covering Latin America, US and Canada.

Investor Contact

Joe Crivelli

Rackspace Technology Investor Relations

IR@rackspace.com

PR Contact

Natalie Silva

Rackspace Technology Corporate Communications

publicrelations@rackspace.com

Forward-looking Statements

Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward- looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in Rackspace Technology, Inc.’s Registration Statement on Form S-1 (File No. 333-239794), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Non-GAAP Financial Measures

This press release includes several non-GAAP financial measures such as constant currency revenue, Adjusted Net Income (Loss), Adjusted EBIT, Adjusted EBITDA and Adjusted Earnings Per Share (“EPS”). These non-GAAP financial measures exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as described in the accompanying pages, these measures are not a substitute for, or superior to, GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled each of these non-GAAP measures to the applicable most comparable GAAP measure in the accompanying pages.

Constant Currency Revenue

We use constant currency revenue as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. Constant currency information compares results between periods as if exchange rates had remained constant period over period and is calculated by translating the non-U.S. dollar income statement balances for the most current period to U.S. dollars using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods.

Adjusted Net Income (Loss), Adjusted EBIT and Adjusted EBITDA

We present Adjusted Net Income (Loss), Adjusted EBIT and Adjusted EBITDA because they are a basis upon which management assesses our performance and we believe they are useful to evaluating our financial performance. We believe that excluding items from net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define Adjusted Net Income (Loss) as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation and cash charges related to the settlement of share- based awards in connection with the November 2016 merger, transaction-related costs and adjustments, restructuring and transformation charges, management fees, the amortization of acquired intangible assets and certain other non-operating, non-recurring or non-core gains and losses, as well as the tax effects of these non-GAAP adjustments.

We define Adjusted EBIT as net income (loss), plus interest expense and income taxes, further adjusted to exclude the impact of non-cash charges for share-based compensation and cash charges related to the settlement of share-based awards in connection with the November 2016 merger, transaction-related costs and adjustments, restructuring and transformation charges, management fees, the amortization of acquired intangible assets and certain other non-operating, non-recurring or non-core gains and losses.

We define Adjusted EBITDA as Adjusted EBIT plus depreciation and amortization.

Adjusted EBIT and Adjusted EBITDA are management’s principal metrics for measuring our underlying financial performance. Adjusted EBITDA, along with other quantitative and qualitative information, is also the principal financial measure used by management and our board of directors in determining performance-based compensation for our management and key employees.

These non-GAAP measures are not intended to imply that we would have generated higher income or avoided net losses if the November 2016 merger and the subsequent transactions and initiatives had not occurred. In the future we may incur expenses or charges such as those added back to calculate Adjusted Net Income (Loss), Adjusted EBIT or Adjusted EBITDA. Our presentation of Adjusted Net Income (Loss), Adjusted EBIT and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items. Other companies, including our peer companies, may calculate similarly-titled measures in a different manner from us, and therefore, our non-GAAP measures may not be comparable to similarly-tiled measures of other companies. Investors are cautioned against using these measures to the exclusion of our results in accordance with GAAP.

	Three Months Ended September 30, 2020
	Low (Estimated)	High (Estimated)
Unaudited, in millions
Net income (loss)	$(108)	$(88)
Share-based compensation expense	41	40
Cash settled equity and special bonuses (a)	6	4
Transaction-related adjustments, net (b)	14	13
Restructuring and transformation expenses (c)	24	22
Management fees (d)	1	1
Net (gain) loss on divestiture and investments	(1)	—
Net loss on extinguishment of debt (e)	38	36
Other (income) expense (f)	(2)	(1)
Amortization of intangible assets	45	44
Tax effect of non-GAAP adjustments	(26)	(34)

Adjusted Net Income (Loss)	32	37
Interest expense	69	68
Benefit for income taxes	(12)	(21)
Tax effect of non-GAAP adjustments	26	34

Adjusted EBIT	115	118
Depreciation and amortization	119	117
Amortization of intangible assets	(45)	(44)

Adjusted EBITDA	$189	$191

(a)	Includes retention bonuses, mainly relating to restructuring and integration projects, and senior executive signing bonuses and relocation costs.
(b)

Includes legal, professional, accounting and other advisory fees related to completed acquisitions (mostly Onica, consummated in the fourth quarter of 2019), and integration costs of acquired businesses (mainly Datapipe and Onica), purchase accounting adjustments (including deferred revenue fair value discount), payroll costs for employees that dedicate significant time to supporting these projects and exploratory acquisition and divestiture costs and expenses related to financing activities.

(c)

Includes consulting and advisory fees related to business transformation and optimization activities, payroll costs for employees that dedicate significant time to these projects, as well as associated severance, facility closure costs and lease termination expenses. We assessed these activities and determined that they did not qualify under the scope of ASC 420 (Exit or Disposal costs).

(d)

Represents historical management fees pursuant to management consulting agreements. The management consulting agreements were terminated effective August 4, 2020, and therefore no management fees have accrued or will be payable for periods after August 4, 2020.

(e)	Includes losses on our repurchases of 8.625% Senior Notes.
(f)	Reflects mainly changes in the fair value of foreign currency derivatives.

Adjusted Earnings Per Share (EPS)

We define Adjusted EPS as Adjusted Net Income (Loss) divided by our GAAP average number of shares outstanding for the period on a diluted basis and further adjusted for the average number of shares associated with securities which are anti-dilutive to GAAP earnings per share but dilutive to Adjusted EPS. Management uses Adjusted EPS to evaluate the performance of our business on a comparable basis from period to period, including by adjusting for the impact of the issuance of shares that would be dilutive to Adjusted EPS.

	Three Months Ended September 30, 2020
	Low (Estimated)	High (Estimated)
(In whole dollars)
GAAP net loss per share diluted	$(0.58)	$(0.47)
Per share impacts of adjustments to net loss(a)	0.74	0.65
Impact of shares dilutive after adjustments to net loss (b)	0.01	0.01

Adjusted EPS	$0.17	$0.19

(a)

Reflects the aggregate adjustments made to reconcile Adjusted Net Income (Loss) to our net loss, as noted in the above table, divided by the GAAP diluted number of shares outstanding for the relevant period, as adjusted for the company’s twelve-for-one stock split effected on July 20, 2020.

(b)

Reflects the impact of approximately 6 million shares of common stock relating to equity awards for the three months ended September 30, 2020. These awards would have been anti-dilutive to GAAP net loss per share, and are therefore not included in the calculation of GAAP EPS, but would be dilutive to Adjusted EPS and are therefore included in the share count for purposes of presenting this non-GAAP measure.